UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: May 6, 2015
(Date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive
Houston, Texas 77042
(Address of principal executive offices and zip code)

(281) 293-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on May 6, 2015, at which a quorum was present.  The table below sets forth the final number of votes cast for and against, as well as the number of abstentions and broker non-votes, for each matter voted on at that meeting, as certified by the independent inspector of election.

	Matter	For	Against	Abstentions	Broker Non-Votes
1.	Election of three directors
	(a) J. Brian Ferguson	380,698,146	4,534,816	1,317,798	84,433,992
	(b) Harold W. McGraw III	378,813,585	6,458,381	1,278,794	84,433,992
	(c) Victoria J. Tschinkel	381,009,333	4,191,033	1,350,394	84,433,992

2.	Ratification of selection of Ernst & Young LLP as independent registered public accounting firm	467,922,863	1,719,903	1,341,986	--

3.	Advisory vote on executive compensation	366,507,207	17,226,578	2,816,975	84,433,992

4.	Management proposal regarding the annual election of directors	381,024,785	3,571,059	1,954,916	84,433,992

5.	Shareholder proposal on greenhouse gas reduction goals	87,790,651	226,259,753	72,500,356	84,433,992

Although the management proposal regarding the annual election of directors received significant support from shareholders, it did not receive the affirmative vote of 80% of outstanding shares entitled to vote, as required for adoption by the Certificate of Incorporation. The company intends to submit the proposal again in 2016.

There were 542,327,106 shares outstanding and entitled to vote as of the record date for the annual meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: May 8, 2015	By:	/s/ Paula A. Johnson
Paula A. Johnson Executive Vice President, Legal, General Counsel and Corporate Secretary